EXHIBIT 5.1

SHEARMAN & STERLING

FAX: (44 20) 7655-5500

                                                      BROADGATE WEST
                                                      9 APPOLD STREET
                                                      LONDON EC2A 2AP, ENGLAND
                                                      (44-20) 7655-5000

ABU DHABI
BEIJING
BRUSSELS
DÜSSELDORF
FRANKFURT
HONG KONG
LONDON
MANNHEIM
MENLO PARK
MUNICH
NEW YORK
PARIS
ROME
SAN FRANCISCO
SINGAPORE
TOKYO
TORONTO
WASHINGTON, D.C.

April 9, 2003

To the Board of Directors
AngloGold Limited
11 Diagonal Street
Johannesburg, 2001
(PO Box 62117, Marshalltown, 2107)
South Africa

To the Board of Directors
AngloGold International Holdings S.A.
48 rue de Bragance
L-1255
Luxembourg

Registration Statement on Form F-3 of Securities (as defined below)
of AngloGold Limited and AngloGold International Holdings S.A.

Ladies and Gentlemen:

     We have acted as counsel to AngloGold Limited, a company organized under the laws of the Republic of South Africa (the “Company”), and AngloGold International Holdings S.A., a company organized under the laws of Luxembourg (the “Subsidiary” and, together with the Company, the “Companies”), in connection with the Companies’ registration statement on Form F-3 (the “Registration Statement”) relating to the proposed public offering of up to $600,000,000 in aggregate principal amount or value of: (i) ordinary shares, par value R 0.25 per share (the “Ordinary Shares”), to be issued by the Company in the form of ordinary shares or American Depositary Shares (“ADSs”), (ii) one or more series of debt securities to be issued by either the Company or the Subsidiary or both (the “Debt Securities”), and (iii) warrants to purchase Ordinary Shares (the “Warrants” and, together

April 9, 2003

with the Ordinary Shares and the Debt Securities, the “Securities”). The Securities may be offered and sold by the Companies from time to time as set forth in the prospectus which forms part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and documents of the Companies as we have deemed necessary as a basis for the opinion hereinafter expressed, and we are familiar with the terms of the form of the indentures filed as part of the Registration Statement.

     This opinion is limited to the laws of the State of New York and the federal laws of the United States.

     Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that, when the Debt Securities have been validly authorized for issuance, and subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with, when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by the Companies of the purchase price therefor, the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Companies, subject, as to enforcement, to applicable bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We express no opinion concerning the enforceability of waivers of notice or of any other waiver of stay, extension or usury laws.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Shearman & Sterling

PG/GM